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EXHIBIT 5

                                  May 26, 1999

DIDAX INC.
4206F Technology Court
Chantilly, Virginia  20151-1214

       Re:    Registration Statement on Form S-8 of Crosswalk.com, Inc.

Gentlemen:

       You have requested our opinion as counsel for Crosswalk.com, Inc. (formerly DIDAX Inc.), a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to up to 800,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company issuable upon the exercise of options available for grant under the Company's 1998 Stock Option Plan (the "Plan").

       In rendering the opinion expressed herein, we have examined the following documents and instruments:

       1.     The Registration Statement;

       2.     The Company's Certificate of Incorporation, as amended;

       3.     The Company's Bylaws; and

       4. The resolutions adopted by the Board of Directors and shareholders of the Company dated April 6, 1998, and April 29, 1998, and February 26, 1999, and May 5, 1999, respectively, authorizing the Plan.

       In connection with our opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely on the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the authenticity of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied on the accuracy of all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinions expressed herein. We also assumed that the exercise price of each Share will be in excess of the par value of the Common Stock.


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       In addition, we have obtained from public officials and from officers of the Company certificates, agreements and assurances and have examined originals or copies, identified to our satisfaction, of such other certificates, agreements and other assurances as we considered necessary for the purposes of rendering the opinions hereinafter expressed.

       We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinions hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

       Based on the foregoing, subject to the comments and exceptions contained herein and limited in all respects to the General Corporation Laws of the State of Delaware and the federal laws of the United States o f America, we are of the opinion that:

       After the Registration Statement is declared effective by the Commission and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, and when the Shares are delivered in accordance with the terms of the Plan, assuming no change in applicable law or facts, the Shares will constitute legally issued securities of the Company, fully paid and nonassessable.

       We are qualified to act as counsel in the State of Florida and, as such, are not experts in the laws of any other jurisdiction. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available statutes and case law of such state.

       We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

       The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the date hereof.

                                        Respectfully submitted,

                                        BERMAN WOLFE & RENNERT, P.A.


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